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                                                                      Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------




The Board of Directors
Olin Corporation:


We consent to incorporation by reference in Registration Statements No. 33-4479 and No. 33-52771 on Form S-3 and Nos. 33-28593, 33-00159, 33-40346, 33-41202,
33-55187, 33-52681, 333-05097, 333-17629 and 333-18619 on Form S-8 of Olin
Corporation of our report dated January 30, 1997, relating to the consolidated balance sheets of Olin Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report is incorporated by reference in the December 31, 1996 annual report on Form 10-K of Olin Corporation.



                                        KPMG Peat Marwick LLP



Stamford, Connecticut
March 12, 1997